UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2007, we issued a press release announcing our financial results for the fourth quarter and fiscal year ending December 31, 2006.  We also announced that, as part of our annual audit and Sarbanes Oxley certification process, we reviewed our revenue recognition policy with our independent registered public accounting firm, Ernst & Young LLP, and concluded that our policy of recognizing revenue on a monthly straight-line basis over the term of the subscription agreement is not consistent with the interpretation of generally accepted accounting principles (“GAAP”).  As a result, we have recalculated revenue as recognized on a daily straight-line basis, commencing on the day rather than the month the subscription begins. While this recalculation, when applied retroactively to prior years, does not result in material adjustments to our income statements, cash balances or operating cash flows in any single year, the cumulative impact on deferred revenue would have been material if not corrected in our financial statements for 2006.

To adjust our historical financial statements for the change in revenue recognition, we have adopted SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”) and applied the special cumulative effect transition provision to our 2006 financial statements.  The cumulative net result is an increase in deferred revenue and a reduction in retained earnings, before tax impact, as of January 1, 2006 by $8.7 million.  For 2006, the impact of daily revenue recognition on subscriptions commencing during the period, combined with recognition of additional revenue related to the cumulative adjustment from prior periods, was to reduce revenue recognized by $1.7 million and net income by $1.1 million, and increase deferred revenue by $10.4 million when compared to what these amounts would have been under the monthly revenue recognition policy.  Our balance sheets and income statements prior to 2006 will not be restated, pursuant to the provisions of SAB 108.

A copy of the press release is attached as Exhibit 99.1.  The information in this Item and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 8.01.   OTHER EVENTS

The information provided in response to Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	Number	Description

	99.1	Press release issued by Websense, Inc. on January 30, 2007 relating to financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 30, 2007	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer
(principal financial and accounting officer)

INDEX TO EXHIBITS

Number	Description

99.1	Press release issued by Websense, Inc. on January 30, 2007 relating to financial results.